UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 2, 2013, Radiant Logistics, Inc. (the “Company,” “we” or “us”) announced the arbitrator’s award in the arbitration with former shareholders of DBA Distribution Services, Inc. (“DBA”), a company we acquired in March 2011. The arbitrator awarded more than $650,000 to us from the former shareholders of DBA for their breaches of certain representations and warranties, and injunctive relief against Paul Pollara to prevent his further breach of his noncompetition and nonsolicitation covenants to us. A copy of the press release announcing the Award of Arbitration is attached as Exhibit 99.1 to this Report.

On January 2, 2013, we announced the acquisition of our operating partner, International Freight Systems of Oregon, Inc.. A copy of the press release announcing the acquisition is attached as Exhibit 99.2 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

99.1	Press Release, dated January 2, 2013

99.2	Press Release, dated January 2, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: January 2, 2013	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel